Exhibit 10.7

                        CORT FURNITURE RENTAL CORPORATION
                                Fairfax, Virginia
                                       of
                              MEETING OF DIRECTORS
                                   Containing
                                 THIRD AMENDMENT
                                       and
                                   Authorizing
               Additional Participants Under a Separate Exhibit C
                                     to the
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


The undersigned being the Secretary of Cort Furniture Rental Corporation, a Delaware corporation, with principal office located at 4401 Fair Lakes Court, Fairfax, Virginia 22033-3898 (hereinafter referred to as "Corporation"), does hereby certify that the following Resolution was adopted by the Board of Directors of the Corporation at a meeting duly held on the 20th day of October, 1998, in which a quorum was present:

WHEREAS, the Corporation maintains the Cort Furniture Rental Supplemental Executive Retirement Plan (hereinafter referred to as "Plan") for certain key management employees; and

WHEREAS, under Paragraph 12.4 of the Plan the Board of Directors of the Corporation retained the right to amend the Plan in any and all respects and from time to time which right has been exercised on two prior occasions; and

WHEREAS, under Paragraph 1.8 of the Plan the Board of Directors of the Corporation has the right to select certain employees of the Corporation whose responsibilities and actions have a substantial impact on the success of Cort as a whole and that are part of a select group of management and highly compensated employees; and

WHEREAS, the Board of Directors of the Corporation now desires to add participants to the Plan; and

WHEREAS, the Board of Directors of the Corporation now desires to amend the Plan effective January 1, 1999 to establish a separate Exhibit C to add these new participants to the Plan under the same terms and conditions that apply to Exhibit B participants;

NOW, THEREFORE, the premises considered,

                                      Be It

RESOLVED, that the Board of Directors of the Corporation hereby authorizes that the Plan be amended by adding the words "or Exhibit C" after the words "Exhibit B" wherever they appear in the Plan document text;

                                    And Be It

FURTHER RESOLVED, that the Board of Directors of the Corporation hereby authorizes that the attached marked Exhibit C be attached to the Plan.


                                                       Secretary


                                                   (Corporate Seal)

                                    EXHIBIT C

                                     Part I


Name of Participant    Date of Participation     Job Classification

a.  George Bertrand          1/1/99            Operating Group Vice President
b.  Richard Ritter           1/1/99            Operating Group Vice President
c.  John Lackey              1/1/99            Operating Group Vice President
d.  Duane DeArmond           1/1/99            Operating Group Vice President
e.  Louis Caston             1/1/99            Operating Group Vice President
f.  David Janecek            1/1/99            Operating Group Vice President
g.  William Swets            1/1/99            Operating Group Vice President
h.  Robert Baker             1/1/99            Operating Group Vice President
i.  Maureen Thune            1/1/99            Staff Vice President